EXCLUSIVE DISTRIBUTION AND MARKETING AGREEMENT

INDEX

RECITALS		3
DEFINITIONS		4
AGREEMENT		5
1.	Subject of Distribution and Marketing Agreement	5
2.	Required Supplemental Agreements	5
3.	Organization of Distribution and Assignment of Rights and Duties	6
4.	Transfer of authority and Term of the Distribution and Marketing Agreement	7
5.	Independent Entities	8
6.	Expenses and third parties	8
7.	Minimum sales requirements	8
8.	Termination of the Distribution and Marketing Agreement	9
9.	Appearance and marking of the Products	9
10.	Standard terms of sale	10
11.	Purchasing price, cost changes, and shipping conditions	10
12.	Orders	11
13.	Transfer of Products	11
14.	Payments	11
15.	Tendering technical information	11
16.	Market research	12
17.	Confidentiality	12
18.	Technical Support	12
19.	Warranties	12
20.	Limitations on Liability; Indemnity	13
21.	Force majeure	13
22.	Bankruptcy	14
23.	Amendments	14
24.	Entire Agreement	14
25.	Parties’ legal remedies	14
26.	Notices	14
27.	Final provisions	15
28.	Banking Information	15
Signature Page		16
List of Supplemental Agreement Exhibits:		16

RECITALS

a.
Whereas, Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (hereinafter referred to as the “Principal”) holds a leading position in the access to, and sale of, innovative products and technologies;

b.
Whereas, MechTech, LLC, A California limited liability company (hereinafter referred to as the “Distributor”) works in advancing the development, marketing, sales, and licensing of products and technologies worldwide;

c.
Whereas, the Principal has secured intellectual property (hereinafter referred to as “IP”) required for the production of certain unique products and technologies (these products and technologies, together with the associated IP, are hereinafter referred to as the “Products”), which it desires to have promoted, licensed, and distributed effectively;

d.	Whereas, the Principal anticipates the need for long-term marketing efforts to be made to effectively establish sales channels for the Products;

e.	Whereas, the Principal desires to rely upon a sole distributor to organize sales, marketing, licensing and distribution worldwide;

f.	Whereas, the Distributor has certain expertise in technology and has made contributions to the IP as well as to the Products in general;

g.
Whereas, the Distributor believes it has sufficient economic and technical background and methods to organize sales, marketing, licensing and distribution of the Products in such a way that all its obligations set forth in this Distribution and Marketing Agreement will be fulfilled. If the Distributor does not have sufficient experience in certain fields of activity, the Distributor will engage additional experts at the Distributor’s own expense; and

h.
Whereas, the Distributor wishes to sell the Products described below and the Principal will forward rights of sales, marketing, licensing and distribution for the Products (hereinafter referred to as the “Market Rights”) under conditions stipulated by terms of this Distribution and Marketing Agreement.

DEFINITIONS
Distribution and Marketing Agreement- means this Exclusive Distribution and Marketing Agreement between the Principal and the Distributor.

Distributor- means MechTech, LLC, A California limited liability company.

Effective Date- means the commencement date of the Distribution and Marketing Agreement, August 6, 2010

Initial Term- means the initial seven year term of this Distribution and Marketing Agreement.

IP- means intellectual property held by the Principal.

Manufacturer- means any manufacturer contracted by the Principal to manufacture a Product or some part of a Product.

Market- means all locations where business may be conducted, worldwide.

Market Rights- means rights of sales, marketing, licensing and distribution.

Material Breach- means a failure, intentional or otherwise, to comply with the terms, conditions, and requirements of this Distribution and Marketing Agreement and such failure would have a material adverse effect on the business, assets, liabilities, financial condition or operations of the non-breaching Party. The Distribution and Marketing Agreement contains an implied covenant of good faith and fair dealing, the failure of which, intentional or otherwise, shall constitute an actionable Material Breach.

Net Operating Income- means operating income after operating expenses are deducted, but before income taxes and interest are deducted.

Parties- means the Principal and the Distributor together.

Principal- means Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”), a Delaware corporation.

Products- means all of the Principal’s products and technologies, as well as the associated IP.

Term- means the Initial Term and any subsequent term of this Distribution and Marketing Agreement.

AGREEMENT

This Exclusive Distribution and Marketing Agreement (the “Distribution and Marketing Agreement”) is made and entered into as of August 6, 2010 (the “Effective Date”), by and between MechTech, LLC, A California limited liability company (hereinafter referred to as the “Distributor”) and Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (hereinafter referred to as the “Principal” and together with the Distributor, the “Parties”).

NOW, THEREFORE, in consideration of the mutual promises and the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the definitions set forth on page 4, and as follows:

1.	Subject of Distribution and Marketing Agreement

1.1.	The Principal grants the exclusive worldwide Market Rights for the Products to the Distributor, according to the terms and conditions of this Distribution and Marketing Agreement.

1.2.	No other party shall have an agreement with the Principal to buy, sell, license, or distribute the Products, except with the written consent of the Distributor.

1.3.
The Products are listed in the supplemental Product Listing, Pricing and Minimum Sales Requirement Agreement. Such agreement shall be amended to include any other products the Principal will develop or acquire in the future, which shall then be included as Products. The terms of this Distribution and Marketing Agreement will apply equally to all Products.

1.4.	Licensing terms for all Products are identified in the Licensing Agreement.

1.5.
The Principal shall keep the Distributor informed about new Products in development, and the Distributor shall share its knowledge of the Market with the Principal to help make the Products as attractive as possible to third parties.

1.6.	The Distribution and Marketing Agreement includes all ancillary agreements (the Supplemental Agreements), as set forth in Section 2 below.

2.	Required Supplemental Agreements

2.1.
The Principal will obtain for each Product to be sold pursuant to this Distribution and Marketing Agreement all necessary government licensing and customs approvals, at Principal’s cost. The Principal represents that the Products do not infringe on the intellectual property of third parties, and all necessary taxes and governmental fees shall have been paid by the Principal on such Products before the Distributor shall commence selling the Products. Additionally, prior to commencement of the sales period, the following required Supplemental Agreements must be reached:

2.2.	Licensing Agreement, substantially in the form attached hereto as Exhibit A (the “Licensing Agreement”);

2.3.	Product Listing, Pricing and Minimum Sales Requirement Agreement, substantially in the form attached hereto as Exhibit B (the “Product Listing, Pricing and Minimum Sales Requirement Agreement”);

2.4.	Product Design and Supporting Documents Specifications Agreement, substantially in the form attached hereto as Exhibit C (the “Product Design and Supporting Documents Specifications Agreement”);

2.5.	Technical Support and Warranty Agreement, substantially in the form attached hereto as Exhibit D (the “Technical Support and Warranty Agreement”);

2.6.	Non-Disclosure Agreement, substantially in the form attached hereto as Exhibit E (the “Non-Disclosure Agreement”); and

2.7.	Shipping Agreement, substantially in the form attached hereto as Exhibit F (the “Shipping Agreement”).

3.	Organization of Distribution and Assignment of Rights and Duties

3.1.
The Distributor shall have the sole discretion to organize distribution of the Products within the Market as well as appoint necessary distributors, sub-distributors, dealers, wholesalers, etc., and assign rights and duties to such Parties according to the terms of this Distribution and Marketing Agreement.

3.2.	The Distributor shall make reasonable efforts to keep the Principal informed of any contract negotiations with third parties concerning exclusive rights.

3.3.
This Distribution and Marketing Agreement sets forth certain terms for third parties desiring to act as distributors, sub-distributors, dealers, wholesalers, etc. Such terms include minimum sales requirements, volume-pricing levels, etc. If a third party proposes to enter into a distribution agreement or sales contract with the Distributor involving terms that do not conform to such standards but are nevertheless attractive, the Distributor will notify the Principal of the offer.  Together, the Distributor and Principal will agree to accept or reject the third party’s offer. If such an offer is to be accepted, the Principal and the Distributor shall make any necessary amendments to this Distribution and Marketing Agreement to allow the Distributor to enter into such an agreement.

3.4.	The Principal will receive a copy of each distribution agreements or sales contracts signed between the Distributor and any third parties, once it has been finalized.

3.5.
Any third party desiring an exclusive right for a Product or range of products may be required by the Distributor to pay an upfront fee in exchange for that right. This upfront fee would be in addition to any amounts paid for Products. If in the Distributor’s sole discretion such fees are necessary and are paid, such fees shall be shared between the Distributor and the Principal according to the following percentages:

a)
In the first year, [*********************][1] to the Distributor, and [*************] to the Principal until Distributor has received an aggregate of [*********************] with respect to such fees. Thereafter, the fee split shall be: [*************] to the Distributor, and [*****************] to the Principal.

b)
In the second year, [*************] to the Distributor, and [*************] to the Principal until Distributor has received an aggregate of [*************] with respect to such fees. Thereafter, the fee split shall be: [*************] to the Distributor, and [*************] to the Principal.

c)	In the third year and every year thereafter, [*************] to the Distributor, and [*************] to the Principal.

The Principal agrees that the Distributor should share in such upfront fees, to help cover marketing costs and to encourage the Distributor to aggressively pursue such distribution agreements or sales contracts. Since costs are currently unknown and may be subject to change, the schedule and percentages set forth in 3.5a, 3.5b, 3.5c shall be reviewed on an annual basis and may be adjusted with the written agreement of both Parties.

4.	Transfer of authority and Term of the Distribution and Marketing Agreement

4.1.
This Distribution and Marketing Agreement may not be transferred or assigned by the Distributor without the prior written consent of the Principal; provided, however, that the Distributor shall be permitted to assign this Distribution and Marketing Agreement to any entity that the Distributor directly or indirectly controls, or is under common control with the Distributor without such consent.

4.2.
If Pavel Alpatov intends to, or he is aware that Sergei Mironichev intends to, either to sell more than fifty percent (50%) of his individual shares of the Principal, or to withdraw from full-time, active involvement in the Principal, he shall notify the Distributor within 30 days of such decision.  Pavel Alpatov agrees and acknowledges that any such a transfer or withdrawal by himself may not be consummated until not less than 90 days after actual receipt of notice by the Distributor.

4.3.
Any transfer or assignment of the Distribution and Marketing Agreement will not extend or alter the sales period or change the terms of the Distribution and Marketing Agreement, without the prior written agreement of the Parties.

4.4.
The Distribution and Marketing Agreement will begin on the Effective Date and will continue for a seven (7) year period (the “Initial Term”).  Provided that the Distributor complies with the terms of this Distribution and Marketing Agreement, the Principal agrees that the Distributor shall have the option to renew this Distribution and Marketing Agreement for an additional seven-year period (the Initial Term and any extension thereof are collectively referred to herein as the “Term”).

1 Confidential Treatment has been requested with respect to the information contained in the [***] marking.  Such portions have been omitted from the filing and have been filed separately with the Securities and Exchange Commisison.

4.5.
In the event of a Material Breach of this Distribution and Marketing Agreement by either Party, the non-breaching Party may terminate this Distribution and Marketing Agreement by giving the breaching Party written notice; provided, however that such termination shall only be effective if the breaching party fails to cure such breach within ninety (90) days of receiving notice of the existence thereof.

5.	Independent Entities

5.1.
The Distributor shall accurately represent itself as an independent business entity with all the rights and duties established by this Distribution and Marketing Agreement. The Distributor is not an employee of the Principal. The Distributor shall not falsely claim to represent the Principal or any manufacturer of the Products (a “Manufacturer”).

5.2.
No Manufacturer or the Principal is liable for any independent decisions or statements made by the Distributor. The Manufacturers and the Principal shall not be required to sign contracts with third parties or fulfill any obligations with third parties beyond what is set forth in this Distribution and Marketing Agreement.

6.	Expenses and third parties

6.1.
All expenses, liabilities, and costs of the Distributor associated with its obligations under the Distribution and Marketing Agreement and its activities are imposed on the Distributor in full and shall be the Distributor’s sole responsibility.

6.2.
All expenses, liabilities, and costs of the Principal associated with its obligations under the Distribution and Marketing Agreement and its activities are imposed on the Principal in full and shall be the Principal’s sole responsibility.

6.3.
Unless stipulated otherwise in the Distribution and Marketing Agreement, there is no liability for either Party with respect to unforeseen obligations, and the Principal shall not grant any guarantee to any of the third parties involved by the Distributor to fulfill obligations of the Distribution and Marketing Agreement except as herein provided.

6.4.
The Principal shall have the sole discretion to obtain required transport for means of transportation of the Products as well as insurance and legal services for required legal needs and insurance coverage. The Distributor shall not perform or contract export and import operations. The Principal shall contract technical support companies for means of providing required technical support.

7.	Minimum sales requirements

7.1.
The Distributor shall endeavor to maximize sales of Products. Recognizing that it will take time to build demand in the market and form effective sales channels, the Principal shall not impose any specific performance benchmarks for the Distributor during the Term of this Distribution and Marketing Agreement.

7.2.
During the Term of this Distribution and Marketing Agreement, third parties such as distributors, dealers, wholesalers, etc. desiring to buy the Products at volume-pricing levels shall sign sales contracts with the Distributor. (See Section 11.3 for more details.)

7.3.
If a third party engaged in a sales contract fails to make the required minimum sales specified by its contract, the Distributor shall reserve the right to revoke any sales or distribution rights granted and collect any penalties due under the terms of that contract. Penalty amounts less than or equal to the costs of collection shall be retained by the Distributor. Penalty amounts exceeding the costs of collection shall be shared between the Principal and the Distributor, with [******************][2] paid to the Principal and [******************] paid to the Distributor.

7.4.	Revocation of any third parties’ sales contracts will not affect the Distributor’s Market Rights, provided the Distributor has not breached the terms of this Distribution and Marketing Agreement.

7.5.
If the contract rights of any third party are to be revoked because of a failure to meet minimum sales requirements, written notice shall be given by the Distributor to the Principal fifteen (15) days in advance.

8.	Termination of the Distribution and Marketing Agreement

8.1.
Termination of this Distribution and Marketing Agreement for any reason shall not negate payment obligations of the Parties as set forth herein. The Parties will pay, within ninety (90) days after the effective date of termination, all amounts owing to each other prior to the termination date.

8.2.	Upon termination of this Distribution and Marketing Agreement, the Distributor shall not sign any new sales contracts or represent themselves as current Distributors of the Products.

9.	Appearance and marking of the Products

9.1.
The Principal is responsible for the production of the Products as well as costs associated with the Products’ designs, packaging, language interfaces, and manuals in accordance with industry standards in the Market. The Distributor and the Principal shall enter into the Product Design and Supporting Documents Specifications Agreement, establishing the required design and packaging characteristics. Such agreement shall be amended to include any other products the Principal will develop or acquire in the future, which shall then be included as Products.

2 Confidential Treatment has been requested with respect to the information contained in the [***] marking.  Such portions have been omitted from the filing and have been filed separately with the Securities and Exchange Commisison.

10.	Standard terms of sale

10.1.
The terms of sale of the Products are regulated by this Distribution and Marketing Agreement and the Supplemental Agreements, including, but not limited to, the Product Listing, Pricing and Minimum Sales Requirement Agreement and the Shipping Agreement.

11.	Purchasing price, cost changes, and shipping conditions

11.1.
The Distributor shall use commercially reasonable efforts to acquire the most favorable sales terms from third parties including with respect to Product price, sales quantity, terms of payment and terms of shipment.

11.2.	The price paid for each Product with respect to the volume of an order is determined by both Parties in the Product Listing, Pricing and Minimum Sales Requirement Agreement.

11.3.	Third parties engaged in distribution or sales shall be obligated to buy Products at the volume-pricing levels set forth in the Product Listing, Pricing and Minimum Sales Requirement Agreement.

11.4.
The Parties’ costs (including but not limited to marketing, shipping, insurance, legal, production and service costs) are unknown at this time, and may vary during the Term. The Parties desire to establish pricing levels and percentages which are reasonable and profitable for both the Principal and Distributor. Specifically, the financial objective is to split of the Net Operating Income from Product sales in such a way that [**********][3] goes to the Distributor and [**********] goes to the Principal. With this aim in mind, the Parties agree:

a)
For the purpose of starting sales of the Products, the Parties will set initial Product pricing levels for third parties in the Product Listing, Pricing and Minimum Sales Requirement Agreement. Amendments to Product pricing levels shall apply to all future contracts with third parties, but will not change the Product pricing in any current contract with a third party unless the contract provides for such a change.

b)
Because many costs are unknown at this time, the Parties agree to review the pricing levels established in 11.4a and the percentage rate established in 11.4c and the relevant costs on a quarterly basis for the first year and at least a semiannual basis in the second year. For the remainder of the Term, a review shall occur on at least an annual basis. Any adjustments to the pricing levels or the percentage rate will be set forth in amendments to the Product Listing, Pricing and Minimum Sales Requirement Agreement.

c)
Until a review of costs is completed, the price paid by the Distributor to the Principal for each Product shall be [**********] of the Product price paid to and received by the Distributor from third parties.

3 Confidential Treatment has been requested with respect to the information contained in the [***] marking.  Such portions have been omitted from the filing and have been filed separately with the Securities and Exchange Commisison.

d)
The percentage rate established in 11.4c may be adjusted only if both Parties agree. Any such adjustment shall reflect the principle in 11.4 and be based on a review of costs, and Parties shall agree regarding what costs should be included or excluded for the purposes of the adjustment.

11.5.	Time conditions of shipping shall be determined by both Parties and shall be set forth in the Shipping Agreement for each Product and according to order specification.

12.	Orders

12.1.
All orders will be forwarded to the Principal in written form. Every such order should have information sufficient to determine the type of the Product. The Principal shall confirm an order in written form within five (5) business days from date of receipt of order. The Distributor may cancel the order within forty-eight (48) hours after receiving notice of the delivery date if the date is not reasonably acceptable to the Distributor. Time expectations for shipping will be established in the Shipping Agreement.

13.	Transfer of Products

13.1.	The Products shall be transferred to the Distributor by the Principal at a mutually agreed-upon location. Such delivery terms shall be set forth the Shipping Agreement.

13.2.	Title and risk of loss will transfer when delivery is made at the agreed-upon location.

13.3.	When warranty services (as described in Section 20) are being applied, the cost of transportation shall be paid pursuant to the terms set forth in the Technical Support and Warranty Agreement.

14.	Payments

14.1.	Payments for the Products shall be made according to the terms set forth in the Product Pricing Agreement and the Shipping Agreement.

15.	Tendering technical information

15.1.
The Principal shall provide the Distributor with any documents concerning the Products as well as any documents necessary for sales within the Market requested by the Distributor, without cost to the Distributor.

15.2.
The Principal shall, without prior request from the Distributor, tender any new technical information such as performance charts and new functions of all products according to Product Specification to the Distributor.

15.3.
The Principal shall inform the Distributor no less than ninety (90) calendar days in advance of any planned changes in any performance of the Products. Such changes may apply to future sales of the Products, but will not apply to any current sales or distribution contract for the Products unless the contract provides for such a change. Changes that may materially affect current contracts with third parties must be agreed upon by both the Principal and the Distributor prior to implementation in shipments.

15.4.
All changes in performance or function of the Products must conform to previous standards so as to avoid breaching contracts with third parties. In the event of nonconforming changes to Products that have existing contractual agreements with third parties, Principal must request approval from the Distributor who will request approval from the third parties before implementing any changes that could breach any contract.

16.	Market research

16.1.
The Distributor agrees to share market research information with the Principal about the market conditions and actions taken by possible competitors. If necessary, the Distributor shall provide the Principal with general brochures and or photographs of competing products.

16.2.
With respect to the information set forth in Section 17.1 above, the Distributor shall report to the Principal every quarter.  In special cases where intervention may be required, the Distributor shall promptly provide additional information to the Principal at the Principal’s expense.

17.	Confidentiality

17.1.	Parties shall enter into the Non-Disclosure Agreement which will contain definitions of the confidential information, its value and the responsibility of the Parties for non-disclosure.

18.	Technical Support

18.1.
The Principal shall provide required technical expertise within the Market by creating and maintaining a Service Center (as defined in the  Technical Support and Warranty Agreement) and will be responsible for training and consulting Service Center employees (as well as distance training).  The details of this arrangement shall be set forth in the Technical Support and Warranty Agreement between the Distributor and the Principal.

19.	Warranties

19.1.
The Products shall conform to technical conditions, functionality, technical requirements and be in accordance with all agreed-upon standards. The Principal shall provide a warranty for each Product or range of Products as set forth in the Technical Support and Warranty Agreement.

19.2.
In any case, the Distributor will not be liable for costs involved in fulfilling warranty services, provided that the Distributor has not promised third parties more than what the Principal has promised hereunder. Furthermore, any obligations of warranty that the Distributor may have under the law, whether anticipated or unanticipated, shall be paid for by the Principal.

19.3.
In the event of defective Product, customers must seek remedy through the Principal’s Service Center. If the Service Center determines the Product to be defective, it will repair or replace it at no charge during the warranty period. If the Product warranty has expired, the customer will need to cover the cost of Product repair or replacement.

19.4.	With respect to Products forwarded to the Distributor by the Principal which do not meet specifications, the Distributor shall have the following options:

•	The Principal can immediately replace the Products, which do not meet the complete Product requirements with Products that do meet such requirements; or

•	The Distributor may choose to accept the delivered products.

19.5.
Products are considered accepted if the Distributor does not inform the Principal of its refusal to accept such Products within thirty (30) calendar days from receipt of the defective Products. Failure to inform the Principal of refusal to accept the Products does not negate the warranty period.

20.	Limitations on Liability; Indemnity

20.1.
The Distributor shall not forward any warranty to third parties other than the Principal’s warranty stipulated by the Distribution and Marketing Agreement. The Principal shall not be liable for any warranty obligations set by the Distributor which exceed or differ from the Principal’s warranty. After the expiration of the warranty period, technical support will be available to customers as a fee service.

20.2.	In the event that the Distribution and Marketing Agreement is terminated, the Distributor will not be responsible for further support for the Product(s).

20.3.
Each Party shall provide a certificate of insurance for product liability, insured accidents, protection of incorporeal rights within the Market, and related coverage with the Manufacturer, Principal, and Distributor as named insured on the policy within the Market.

20.4.	The Principal shall indemnify the Distributor in the event the Distributor is sued for patent infringement, product liability, warranty, negligence or any other reason related to the Products.

21.	Force majeure

21.1.
Neither the Principal nor the Distributor and shall be liable for delay of delivery of the Products or any of its components in the order due to force majeure, including natural disasters, fire, damage, military occupation, energy crisis, legal restriction, war, civil unrest, national prohibition, and other events which cannot be foreseen by the Parties.

22.	Bankruptcy

22.1.
In addition to the right of the Principal to terminate this Distribution Agreement as set forth above, either Party have the right to terminate this Distribution Agreement by written notification to such Party in cases of insolvency, liquidation or bankruptcy of the other Party.

23.	Amendments

23.1.	Alterations or amendments to the Distribution and Marketing Agreement will be effective only if all named Parties agree and they are in written form.

24.	Entire Agreement

24.1.
This Distribution and Marketing Agreement, combined with the Supplemental Agreements, Appendices and any Exhibits referenced herein, constitutes the entire agreement between the Parties in connection with the subject matter of the Distribution and Marketing Agreement, and it incorporates, replaces and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not.

25.	Parties’ legal remedies

25.1.	The Principal and the Distributor shall agree about the measures which should be taken in the Market against imitation of the Products or against bona fide competition.

25.2.
The Principal reserves the right, in its sole and absolute discretion, to make decisions about pursuing any claims and protecting its right against any third party that may infringe on its rights, and the responsibility and costs thereof shall be the Principal’s. The Distributor retains its rights to take measures to protect its interests at its own cost.

25.3.
Any dispute or claim hereunder between the named Parties shall be resolved by binding arbitration before the American Arbitration Association in San Diego, California under the laws of the State of California. This shall be the exclusive remedy between the Parties, and both parties hereby give up any rights to trial by jury, court, appeal, or any other judicial mechanism for resolving disputes.

26.	Notices

26.1.	All notices under this Distribution and Marketing Agreement should be delivered by email or sent by fax to the following addresses:

Distributor:
MechTech, LLC
Address: P.O. Box 7103, Rancho Santa Fe, CA 92067
Email: mechling@gmail.com
Fax: (858) 777-3426

Principal:
Innovative Wireless Technologies, Inc.
Address: 306 N. West El Norte Pkwy, Escondido, CA 92026
Email: palpatov@mail.ru
Fax:

26.2.
The Parties shall exchange corporate addresses and bank information (bank name, address, account number and wiring information) as requested in Section 29 below. If addresses and or banking details are altered, Parties shall officially inform each other in a timely manner.

27.	Final provisions

27.1.	Each Party shall execute two identical copies of this Distribution and Marketing Agreement in English (one for each Party).

27.2.
Each party may make copies and translations of the Distribution and Marketing Agreement for its needs but only the copies of the Distribution and Marketing Agreement which have been signed by the Parties’ own hand are considered authentic.

27.3.	This Distribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

28.	Banking Information

28.1.	The Parties will provide up-to-date bank information (bank name, address, account number and wiring information) necessary to do business with each other.

[Signature page to follow]

Signature Page
IN WITNESS WHEREOF, the parties have executed or caused this Distribution Agreement to be executed as of the Effective Date set forth above.

Distributor:	Principal:

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

/s/ Pavel Alpatov
Pavel Alpatov, individually

List of Supplemental Agreement Exhibits:

Exhibit A:	Licensing Agreement
Exhibit B:	Product Listing, Pricing and Minimum Sales Requirement Agreement
Exhibit C:	Product Design and Supporting Documents Specifications Agreement
Exhibit D:	Technical Support and Warranty Agreement
Exhibit E:	Non-Disclosure Agreement
Exhibit F:	Shipping Agreement

EXHIBIT A

LICENSING AGREEMENT

This Licensing Agreement is made and entered into as of August 6, 2010 (the “Effective Date”), by and between MechTech, LLC, A California limited liability company and Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (together with the MechTech, hereinafter referred to as the “Parties”).

The purpose of this document is to supplement the Exclusive Distribution and Marketing Agreement between MechTech, LLC and Innovative Wireless Technologies, Inc., in which exclusive Market Rights for the Products were granted to MechTech, LLC.

The Parties agree to add licensing terms for third parties to this agreement over time and as needed. Not as limitation but for example, the Parties will agree on end-user licensing terms, OEM licensing terms, developer licensing terms, etc.

MechTech, LLC, shall not give any right to third parties that exceeds the licensing terms set forth in this Licensing Agreement.

In Witness Whereof, the parties hereto have executed this Licensing Agreement as of the date set forth in the first paragraph hereof.

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

EXHIBIT B

PRODUCT LISTING, PRICING AND MINIMUM SALES REQUIREMENT AGREEMENT

This Product Listing, Pricing and Minimum Sales Requirement Agreement is made and entered into as of August 6, 2010 (the “Effective Date”), by and between MechTech, LLC, A California limited liability company and Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (together with the MechTech, hereinafter referred to as the “Parties”).

The purpose of this document is to supplement the Exclusive Distribution and Marketing Agreement between MechTech, LLC and Innovative Wireless Technologies, Inc., in which exclusive Market Rights for the Products were granted to MechTech, LLC.

This Product Listing, Pricing and Minimum Sales Requirement Agreement shall be regularly updated to include the Principal's full range of Products.

Any changes to the pricing of Products or to minimum sales requirements for third parties under this agreement shall require the written consent of both Parties. The parties agree to review Product pricing levels and also fix minimum sales  requirements for third parties seeking exclusive rights after a period of research.

In Witness Whereof, the parties hereto have executed this Product Listing, Pricing and Minimum Sales Requirement Agreement as of the date set forth in the first paragraph hereof.

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

Product Listing, Pricing and Minimum Sales Requirement Agreement Exhibit B.A1

IP Listing
Below is a list of current IP. Whenever the Principal acquires further IP, it will be added to this agreement.

PATENTS	Application No.	Filing Date
[**********][4]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]

TRADEMARKS
“IWT”	85/006,796	April 5, 2010
“IWT” (stylized and/or with design)	85/006,806	April 5, 2010
“INNOVATIVE WIRELESS TECHNOLOGIES”	85/006,807	April 5, 2010

4 Confidential Treatment has been requested with respect to the information contained in the [***] marking.  Such portions have been omitted from the filing and have been filed separately with the Securities and Exchange Commisison.

Product Listing, Pricing and Minimum Sales Requirement Agreement Exhibit B.A2

Current Product Listing
Below is a list of Products currently available for sale. Whenever the Principal finishes development of another Product, it will be added to this agreement.

PRODUCTS
Smart Tactical Light Products
ST WML
Wireless Retrofit End-Cap for Incandescent and Xenon Tactical Lights

Smart Battery Products
Smart Battery Wireless Remote Retrofit System (SB WRRS) for Night Vision Scopes

Product Listing, Pricing and Minimum Sales Requirement Agreement Exhibit B.A3

Product Pricing

Pricing below is for reference and the Distributor will not sell Products for less than [***]5 of the retail pricing or [***] of the Dealer pricing below without notification to Principal. The initial cost of the product to the Distributor will be [***] of the sale price and may be subject to change during the course of the Term according to the terms of Section 11.4 of the Distribution and Marketing Agreement.

Product Name	Retail	Dealer

ST WML (without Throw Lever Mount or IR head)	[***]	[***]

ST WML Throw Lever (without IR head)	[***]	[***]

ST WML Throw Lever with IR	[***]	[***]

ST WML Propack	[***]	[***]

Wireless Retrofit End Cap (Lights)	[***]	[***]

SB WRRS	[***]	[***]

5 Confidential Treatment has been requested with respect to the information contained in the [***] marking.  Such portions have been omitted from the filing and have been filed separately with the Securities and Exchange Commisison.

EXHIBIT C

PRODUCT DESIGN AND SUPPORTING DOCUMENTS SPECIFICATIONS AGREEMENT

This Product Design and Supporting Documents Specifications Agreement is made and entered into as of August 6, 2010 (the “Effective Date”), by and between MechTech, LLC, A California limited liability company and Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (together with the MechTech, hereinafter referred to as the “Parties”).

The purpose of this document is to supplement the Exclusive Distribution and Marketing Agreement between MechTech, LLC and Innovative Wireless Technologies, Inc., in which exclusive Market Rights for the Products were granted to MechTech, LLC.

This Product Design and Supporting Documents Specifications Agreement shall be updated regularly to include documentation for all available Products.

In Witness Whereof, the parties hereto have executed this Product Design and Supporting Documents Specifications Agreement as of the date set forth in the first paragraph hereof.

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

Product Design And Supporting Documents Specifications Agreement Exhibit C.A1

SMART TACTICAL WEAPON MOUNTED LIGHT (ST WML)

The ST WML gives Soldiers the capability to employ a white light that is small and lightweight and can be weapon-mounted or hand-held.  When weapon-mounted, the ST WML provides Soldiers the capability to identify targets accurately when using the weapon during periods of darkness or limited visibility, even underwater.

The ST WML works with the following weapons: M16A4 modular weapons, M4/M4A1, M249, and M240B.  It can also be mounted on a U.S. Army Standard Rail (MIL-STD-1913) using an interface device.

The ST WML currently has a fixed beam with 8 brightness levels to choose from that allows illumination of a 20x30x8 foot darkened room or enclosure and has a facial recognition range of at least 20 meters, 25 meters inside a darkened room or enclosure. The system has the ability to accept different light heads which we have manufactured including narrow or wide beam white light, IR, UV or colored LED.

The ST WML itself weighs 3 oz. With batteries, mounting mechanism and remote capability it weighs less than 10 oz. (remote is wireless). The ST WML is compatible with (does not interfere with) appropriate day/night optics, aiming lights and other weapon accessories.

The ST WML has dual activation controls, i.e. an on/off switch located on the device housing and a wireless remote control switch. The system has both constant on/off and momentary light capabilities which includes a remote momentary capability. A full-off control is also provided on the device housing which will prevent activation controls from functioning.

The system operates on two replaceable CR123A batteries. The remote-control device uses an internal CR2032 battery that lasts through 5,000 uses. Battery performance with the light constantly on at maximum brightness is 3 hours. At the lowest brightness setting, the battery will last for up to 200 hours. When the system is remote controlled some battery performance is discharged even if the light is off. In this mode the light will remain ready to activate for at least 20 days. The operational temperature range for the ST WML is -40o F to +185o F.

The ST WML includes a detachable lens cover/dust cover, protecting the lens from particulate matter, scratches and the body from accidental damage.

The ST WML has infrared (IR) capability and can be easily mounted and dismounted by the individual Soldier without special tools.

The ST WML should be capable of being used when Soldiers are wearing the Army issued black leather glove with wool insert and is compatible with NBC operations and with the full ensemble of Mission Oriented Protective Posture (MOPP) 4 gear when worn by the Soldier in any NBC environment. The ST WML provides for one-handed, ambidextrous operation.

The ST WML has a blast-proof hermetic frame with anodized exterior (aerospace aluminum) and is capable of being dropped from 5 feet, without impacting operational capability. The ST WML is capable of being immersed in 100 feet (30 meters) of water and will operate in 5-100% relative humidity without degradation of capability.

Product Design And Supporting Documents Specifications Agreement Exhibit C.A1

SMART TACTICAL WEAPON MOUNTED LIGHT (ST WML)
Package Contents
ST WML Tactical light ST WML Remote Switch ST WML IR Head Mounting Sleeve Dust Cover	Picatinny Rail Mount Two CR123 Batteries Velcro Remote Mounting Strips Alcohol Prep-pad

Tactical Light Specifications
Levels of Brightness:	8 levels
Lumen Range (White Light):	3 lumens (lowest setting) to 120 lumens (highest setting)
Battery life at lowest brightness setting:	200 hours
Battery life at highest brightness setting:	3 hours
Battery life when RF receiver is active and light is off:	20 days
Alternate Light Heads	Quick-changeable infrared light head included; ultraviolet and other light heads available on request
Waterproof:	Fully functional 100 ft (30 meters) underwater
Remote control range (above water):	20 ft between controller and light
Remote control range (under water):	6 ft between controller and light
Operational temperature range:	From -40° F to +185° F
Construction	Blast-proof hermetic frame with anodized exterior; aerospace aluminum
Device weight (without batteries)	3 ounces
Battery type:	CR123A
Number of Batteries:	2 batteries

RF Remote Control Unit Specifications
Operating frequency:	2400 mhz
Battery life:	Battery lasts through 5,000 uses
Battery type:	CR2032
Number of Batteries:	1 battery

Battery Installation Instructions:
With the tactical light off unscrew the LED Head. Insert CR123 batteries with the + visible and facing up. Screw on the LED or IR head.

On/off and light levels
To turn on or off the tactical light press and release the end-cap button once. For adjustment of the tactical light’s intensity (start from the off position) press and hold down the end-cap button until the tactical light beam adjusts to the desired level then release.  After changing the intensity of the light you can still use the remote switch to turn on or off the tactical light. To reset the light’s intensity level press the end-cap button twice quickly and release.

Remote Activation Instructions:
With the tactical light on and the remote nearby, press and hold the end-cap button until it flashes once.  The uniquely paired remote should now be activated and you can operate the light remotely with it up to twenty feet.  To deactivate the remote you perform the same action starting with the tactical light on, holding until it flashes two times.

Remote Installation on a Weapon
Prep the installation location with alcohol. Affix the soft Velcro strip to the body of the weapon in the location of your choice.  Attach the hook side of the Velcro to the remote switch. Fix the remote switch to the Velcro that you have place on the weapon.

White LED to IR
Deactivate the remote control and turn off the tactical light. Unscrew the white LED head and replace it with the IR head. Once the IR head is secured on the tactical light you can use the device by end-cap button or (after activation) the remote switch.

Full off control
To activate the “full off control” (first turn on the tactical light) press and the end-cap button for 8-10 seconds until the flashlight flashes once.

To return the light to normal function press and hold the end-cap button and hold for 8-10 seconds until it flashes once.

WARNINGS - Do not use the full off control while replacing batteries. Do not remove the end-cap while the remote is activated.

Product Design And Supporting Documents Specifications Agreement Exhibit C.A2

Wireless Retrofit End-Cap
The Wireless Retrofit End-Cap will add Smart Tactical Light functionality to your current tactical light. The Wireless Retrofit End-Cap works with virtually all Xenon/Incandescent Tactical Lights, as well as many LED tactical lights.  Simply replace the end-cap of your tactical light with our Wireless Retrofit End-Cap to make the upgrade.

The Wireless Retrofit End-Cap adds these features to your tactical light:
•           Wireless remote control of the tactical light, as well as standard, manual control
•           Adjustable Brightness Controls with 8 levels of brightness to choose from

Wireless Remote Control
The Wireless Retrofit End-Cap enables wireless remote activation/deactivation of your tactical light by means of a small remote-control device which can be conveniently attached to any location on your weapon. The remote-control device can be positioned at a distance of up to 6 feet (2 meters) away; and is uniquely paired with the Wireless Retrofit End-Cap, so that shared use of components from different packages is impossible. All of our electronics have been rigorously field-tested, and our wireless remote-control system is so reliable, it will even function under water. Also the Wireless Retrofit End-Cap is designed to be very energy-efficient in all modes of operation, and allows remote control features to be switched on or off as desired, for additional energy savings.
Our Wireless Retrofit End-Cap allows you to upgrade existing tactical lights you may own, saving you the cost of a new tactical light.

Built-in Brightness Controls
At the touch of a button on the end-cap, you can adjust the brightness of your tactical light to save power or reduce your visibility.

Energy Efficiency
In order to operate, the Wireless Retrofit End-Cap uses power from the batteries inside your tactical light. Therefore, when the Wireless Retrofit End-Cap is in remote-control mode, some power will be discharged even if the light is off. In this mode, your light will remain ready to activate for approximately 20 days.
The remote-control device uses a lithium battery- CR1632. Battery lasts through 1500 uses.

Optional Strobing Light Feature
The intense, bright white light from a good quality tactical light can blinding to the direct beholder, and can be very useful in tactical situations. Add a disorienting strobing effect to this powerful white light and it becomes an even more effective tactical device.
Or, if you are using an infrared tactical light, by adding the strobe feature, you gain the advantage of having an infrared strobe light. With night vision goggles you can quickly and discreetly identify team members and their locations using an infrared strobe, and the strobe is also effective as an emergency locator beacon.

Product Design And Supporting Documents Specifications Agreement Exhibit C.A2

Smart Battery Wireless Remote Retrofit System (SB WRRS)
The SB WRRS is a first-of-its-kind innovation, enabling wireless remote activation/deactivation of any night vision scope that uses AA batteries.

Unique features and advantages of the SB WRRS:
•	The only battery available that offers remote control functionality
•	Transform any night vision scope that uses AA batteries into a remote-control enabled device
•	Intelligent, energy-saving feature allows automatic deactivation after 10 mins
•	Fail-safe design protects your ability to manually activate/deactivate the device

Modernize Your Favorite Night Vision Scope
Frequent manual activation/deactivation of a night vision scope can be complicated and tedious when operating in the dark. The SB WRRS allows you to turn your night vision scope on and off easily, without shifting your hands out of firing position. Any available night vision scope that uses AA batteries can be equipped with remote-control features, thanks to the SB WRRS.

Reliable, Energy Efficient Design
The system consists of a SB WRRS battery unit and a small remote control unit. The small, remote control unit can be mounted in any convenient location. The remote-control unit can be positioned at a distance of up to 20 feet (7 meters) away; and is uniquely paired with the Tactical Smart Battery, so shared use of components from different packages is impossible. The remote control unit is powered by CR2032 lithium battery. One battery lasts through 5000 uses.
The SB WRRS has been rigorously field-tested, and is extremely dependable, but in case of remote-control failure, the SB WRRS is designed to switch control back to manual mode, so you will still be able to switch your device on or off as needed.
In remote control mode, the SB WRRS battery unit will discharge some energy, whether or not your night vision scope is active, so you will want to manually switch off the power when you are finished using the scope, but if you forget to do this, the SB WRRS will help you save power, by automatically switching off power to the night vision scope after 10 minutes of inactivity. This feature will help ensure maximum battery life for your night vision scope.

For night vision scopes using 2 AA batteries.
The SB WRRS replaces one of the batteries inside your night vision scope. The other battery must be replaced with a lithium battery (ER14505M).

EXHIBIT D

TECHNICAL SUPPORT AND WARRANTY AGREEMENT

This Technical Support and Warranty Agreement is made and entered into as of August 6, 2010 (the “Effective Date”), by and between MechTech, LLC, A California limited liability company and Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (together with the MechTech, hereinafter referred to as the “Parties”).

The purpose of this document is to supplement the Exclusive Distribution and Marketing Agreement between MechTech, LLC and Innovative Wireless Technologies, Inc., in which exclusive Market Rights for the Products were granted to MechTech, LLC.

The Parties agree to add warranty terms to this agreement over time and as needed. Not as limitation but for example, the Parties will agree on short-term warranties, extended warranties, lifetime warranties, etc.

MechTech, LLC, shall not grant any warranty to third parties that exceeds the warranty terms set forth in this Technical Support and Warranty Agreement.

In Witness Whereof, the parties hereto have executed this Technical Support and Warranty Agreement as of the date set forth in the first paragraph hereof.

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

EXHIBIT E

NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement (the “NDA”) is made and entered effective as of August 6, 2010, by and between MechTech LLC, a California limited liability company, and INNOVATIVE WIRELESS TECHNOLOGY, a Delaware corporation, to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available to each other in connection with the Distribution and Marketing Agreement.

In reliance upon and in consideration of the following undertakings, the parties agree as follows:

1.           Subject to the limitations set forth in paragraph 2, all information disclosed to the other party, whether marked confidential or not, shall be deemed to be “Proprietary Information.”  In particular, Proprietary Information shall be deemed to include any technology, content, trade secret, information, process, technique, training manual, workbook, algorithm, computer program (source and object code), design, drawing, formula, business plan or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing, strategic partnership or personnel matter relating to the disclosing party, its present or future products, services, sales, suppliers, clients, customers, employees, investors, business plans, business strategies, cost of operations, and strategic relationships, whether in oral, written, graphic or electronic form.  If Proprietary Information is disclosed in oral form, the disclosing party shall thereafter summarize it in writing and transmit it to the other party within thirty (30) days of the oral disclosure.

2.           The term “Proprietary Information” shall not be deemed to include information which:  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without any breach of this NDA; or (e) is the subject of a written permission to disclose provided by the disclosing party.

3.           Each party shall maintain all Proprietary Information in trust and confidence and, except as expressly set forth herein, shall not disclose to any third party or use any Proprietary Information for any unauthorized purpose.  Each party may use such Proprietary Information only to the extent required to accomplish the purposes of this NDA as set forth on Exhibit E.A1 hereto.  Proprietary Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation, the export control laws of the United States.  No rights or licenses to trademarks, inventions, copyrights or patents are implied or granted under this NDA.

4.           Proprietary Information shall not be reproduced in any form except as required to accomplish the intent of this NDA.

5.           Each party under this NDA shall advise its employees who might have access to Proprietary Information of the confidential nature thereof and agrees that its employees shall be bound by the terms of this NDA.  No Proprietary Information shall be disclosed to any employee who does not have a need for such information.  The receiving party shall not disclose any Proprietary Information to any third party without the disclosing party's express, written consent.

6.           All Proprietary Information (including all copies thereof) shall remain the property of the disclosing party and shall be returned to the disclosing party after the receiving party's need for it has expired, or upon request of the disclosing party, and in any event, upon completion or termination of this NDA.

7.           Notwithstanding any other provision of this NDA, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)           is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued;

(b)           is otherwise required by law; or

(c)           is otherwise necessary to establish rights or enforce obligations under this NDA, but only to the extent that any such disclosure is necessary.

8.           This NDA shall continue in full force and effect for so long as the parties continue to exchange Proprietary Information.  This NDA may be terminated by either party at any time upon thirty (30) days written notice to the other party.  The termination of this NDA shall not relieve either party of the obligations imposed by Paragraphs 3, 4, 5, 6 and 11 of this NDA with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of those Paragraphs shall survive the termination of this NDA for a period of five (5) years from the date of such termination.

9.           Any dispute or claim hereunder between the named Parties, shall be resolved by binding arbitration before the American Arbitration Association in San Diego, California under the laws of the State of California. This shall be the exclusive remedy between the Parties, and both parties hereby give up any rights to trial by jury, court, appeal, or any other judicial mechanism for resolving disputes.

10.          This NDA and Exhibit E.A1 attached hereto and hereby incorporated herein, contain the final, complete and exclusive NDA of the parties relative to the subject matter hereof and supersedes all prior and contemporaneous understandings and NDAs relating to its subject matter.  This NDA may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

11.          Each party hereby acknowledges and agrees that in the event of any breach of this NDA by the other party, including, without limitation, the actual or threatened disclosure or unauthorized use of a disclosing party's Proprietary Information without the prior express written consent of the disclosing party, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of the receiving party's obligations under this NDA, as well as such further relief as may be granted through binding arbitration.

12.           The parties’ rights and obligations under this NDA will bind and inure to the benefit of their respective successors, heirs, executors and administrators and permitted assigns.

13.           If any provision of this NDA is found by a proper authority to be unenforceable, that provision shall be severed and the remainder of this NDA will continue in full force and effect.

14.           Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon the personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.

In Witness Whereof, the parties hereto have executed this NDA as of the date set forth in the first section hereof.

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

Non-Disclosure Agreement Exhibit E.A1

Purpose for which Proprietary Information is to be disclosed:  To enter into a business relationship.

EXHIBIT F

SHIPPING AGREEMENT

This Shipping Agreement is made and entered into as of August 6, 2010 (the “Effective Date”), by and between MechTech, LLC, A California limited liability company and Innovative Wireless Technologies, Inc. (formerly known as “Bayrock Ventures, Inc.”) a Delaware corporation (together with the MechTech, hereinafter referred to as the “Parties”).

The purpose of this document is to supplement the Shipping Agreement between MechTech, LLC and Innovative Wireless Technologies, Inc., in which exclusive Market Rights for the Products were granted to MechTech, LLC.

The Parties agree to add standard shipping terms to this agreement over time and as needed.  MechTech, LLC, shall not grant any shipping terms to third parties that exceeds the shipping terms set forth in this Shipping Agreement.

In Witness Whereof, the parties hereto have executed this Shipping Agreement as of the date set forth in the first paragraph hereof.

MechTech, LLC	Innovative Wireless Technologies, Inc.

By:	By:

/s/ Nicholas D. Mechling	/s/ Pavel Alpatov
Nicholas D. Mechling,	Pavel Alpatov
Chief Executive Officer	Chief Executive Officer

And:

/s/ Christopher D. Mechling
Christopher D. Mechling,
Chief Operating Officer

Shipping Agreement Exhibit F.A1

Innovative Wireless Technology Address: Phone: Fax: Email:	PURCHASE ORDER

The following number must appear on all related correspondence, shipping papers, and invoices: P.O. NUMBER:

To: [Name] MECHTECH LLC [Street Address] [City, ST ZIP Code] [Phone]	Ship To: [Name] [Company Name] [Street Address] [City, ST ZIP Code] [Phone]

P.O. DATE	REQUISITIONER	SHIPPED VIA	F.O.B. POINT	TERMS

QTY	UNIT	DESCRIPTION	UNIT PRICE	TOTAL

SUBTOTAL
DELIVERY DUTY PAYABLE
SALES TAX
SHIPPING & HANDLING
OTHER
TOTAL

1.     This order will be entered in accordance with the prices, terms, delivery method, and specifications listed above and the terms of the MECHTECH/IWT Exclusive Distribution and Marketing Agreement.

2.     All products will be shipped Delivered Duty Paid.

3.     Send all correspondence to the addresses set forth above.

Authorized by	Date